Filing Pursuant to Rule 424(b)(5)

Registration Statement No. 333-114835

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 3, 2004)

10,000,000 Shares

Common Stock

We are offering 10,000,000 shares of our common stock to selected institutional investors. The negotiated purchase price for these shares of common stock is $6.40 per share. We expect this transaction to close, and the shares to be issued, on or about December 15, 2004.

Our common stock is traded on the NASDAQ National Market under the symbol “OPSW.” On December 9, 2004, the last reported sale price for our common stock was $6.40 per share.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page S-4.

ThinkEquity Partners LLC has agreed to act as the placement agent for the sale of 10,000,000 shares of our common stock. The placement agent is not required to sell any specific number or dollar amount of shares of common stock, but will use its best efforts to arrange for the sale of all of the shares of common stock offered. We are offering the shares on an all or none basis only to institutional investors. All investor funds received prior to the closing of the offering will be deposited into escrow with an escrow agent until the closing. If the escrow agent does not receive funds from prospective investors for the full amount of the offering, the offering will terminate and any funds received by the escrow agent will be returned promptly.

	Per Share	Total
Public offering price	$6.40	$64,000,000
Placement agent’s fee	$0.20	$2,000,000
Proceeds, before expenses, to Opsware Inc.	$6.20	$62,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity Partners LLC

Placement Agent

The date of this prospectus supplement is December 10, 2004.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. We and the placement agent have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Documents Incorporated by Reference” below in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail in this prospectus supplement, the accompanying prospectus or in the documents incorporated herein or therein. This summary provides an overview of selected information and does not contain all of the information that you should consider before deciding to invest in our common stock. Therefore, you should also read the more detailed information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. All references to “we,” “us,” “our,” and similar terms refer to Opsware and its subsidiaries on a consolidated basis.

Opsware Inc.

We are a provider of information technology, or IT, automation software for enterprises, government agencies and service providers seeking to reduce costs and increase the quality and security of data center operations. We refer to this business as our Software Business. Our software, which we refer to as the Opsware System, automates key server and software operations in large data centers, including provisioning, changing, patching, reporting, configuring, scaling, securing, recovering, auditing, and reallocating servers and business applications. The Opsware System works across geographically disparate locations and heterogeneous data center environments consisting of UNIX, Linux and Windows servers and a wide range of software infrastructure and applications. By using the Opsware System, our customers can lower their IT operational costs, more quickly deploy new servers and applications, speed operations to respond quickly to changing business needs, and increase the efficiency and security of their data center operations. The Opsware System enables our customers to reduce labor costs associated with operating data centers, better utilize server and software assets, increase IT efficiencies and achieve higher service quality and security.

Businesses and government agencies are increasingly turning to IT automation technologies to automate operations and increase IT efficiency to provide continuous operation of their IT infrastructure and reduce operational expenses. The Opsware System is designed to effectively manage the increasing complexity of IT operations, by offering a reliable, secure, scalable and cost-effective software solution that allows our customers to focus on their core competencies and achieve greater efficiency and flexibility than they could otherwise attain in the absence of such technology.

The address of our principal executive office is 599 N. Mathilda Avenue, Sunnyvale, California 94085 and our telephone number is (408) 744-7300.

The Offering

Common Stock offered by Opsware in this offering	10,000,000 shares

Common Stock to be outstanding after this offering	95,114,307 shares

Proceeds	We estimate that the net proceeds to us will be approximately $61,800,000 after deducting the estimated offering costs payable by us, including the placement agent’s fees.

Use of proceeds	We anticipate using the net proceeds of this offering for general corporate purposes and working capital requirements. We also intend to use a portion of the net proceeds to fund investments in, or acquisitions of, complementary businesses, products or technologies.

NASDAQ National Market symbol	OPSW

The total number of shares of common stock outstanding after this offering is based on 85,114,307 shares outstanding as of November 30, 2004, and excludes, as of November 30, 2004:

•	13,171,046 shares of common stock issuable upon exercise of stock options outstanding under our stock option plans;

•	13,175,206 shares of common stock reserved for future issuance under our stock option plans; and

•	3,797,742 shares of common stock reserved for issuance under our employee stock purchase plan.

In addition, the total number of shares of common stock outstanding after this offering does not include up to approximately 2,680,000 shares of common stock that may be issued in the event we complete our acquisition of Rendition Networks, Inc. pursuant to the definitive merger agreement that we signed on December 1, 2004.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the caption entitled “Risk Factors.” You should carefully consider the numerous risks and uncertainties described under “Risk Factors.” These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant in affecting us, presently or in the future, and the factors set forth in this prospectus supplement may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus supplement and the documents that are incorporated by reference into this prospectus supplement. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the dates of the documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks occurs, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Relating to our Business

We have limited experience operating our Software Business, which makes it difficult to evaluate our future prospects.

As a result of the sale of our Managed Services Business to Electronic Data Systems Corporation, or EDS, in fiscal 2003, our business model has shifted from providing managed Internet services to primarily licensing our Opsware System software. We have limited experience operating our Software Business. As a result, we have limited ability to forecast future demand for our products and there is limited financial data upon which you may evaluate our business and prospects. In addition, we have acquired an existing business and a suite of software products from Tangram Enterprise Solutions, Inc. in order to address additional aspects of the IT automation market. We have limited experience operating this acquired business as well. Our potential for future profitability must be considered in light of the risks, uncertainties, and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets. In addition, our future prospects may be hindered by our relative lack of experience in operating our own business and any businesses that we may acquire to augment our core business. Some of these risks relate to our potential inability to:

•	sign contracts with and deploy our products to a sufficient number of customers, particularly in light of current unfavorable economic conditions;

•	provide high levels of support for our products and support the deployment of a higher volume of our products;

•	deploy our products in the time frame we anticipate in order to meet our revenue forecasts;

•	develop new product offerings and extend the functionality of our existing technologies;

•	develop and extend our Opsware System software to support a wide range of hardware and software to meet the diverse needs of customers;

•	integrate acquired businesses and technologies;

•	develop an effective direct sales channel to sell our Opsware System product line;

•	develop additional strategic partnerships to facilitate our ability to market and sell our Opsware System product line;

•	develop modules that permit our Opsware System software to be integrated with the variety of existing management systems that customers may already have deployed; and

•	establish awareness of our brand.

If we do not successfully address these risks, we may not realize sufficient revenue to reach or sustain profitability.

Our financial results may fluctuate significantly, which could cause our stock price to decline.

Our revenue and operating results could vary significantly from period to period. These fluctuations could cause our stock price to fluctuate significantly or decline. Important factors that could cause our quarterly and annual financial results to fluctuate materially include:

•	our ability to obtain new customers and retain existing customers;

•	the limited number of deals we expect to close each quarter for the foreseeable future;

•	the timing of signing and deploying of contracts with new and existing customers;

•	the timing and magnitude of operating expenses and capital expenditures;

•	the effect of any non-cash compensation charges in connection with the issuance, cancellation or modification of stock option awards;

•	the timing of our satisfaction of revenue recognition criteria, including the establishment of vendor specific objective evidence of fair value for maintenance;

•	costs related to the various third-party technologies we may incorporate into our technology and services;

•	changes in our pricing policies or those of our competitors;

•	any downturn in our customers’ and potential customers’ businesses;

•	the timing of product releases or upgrades by us or by our competitors; and

•	changes in the mix of revenue attributable to higher-margin software products versus lower-margin integration and support services.

Our current and future levels of operating expenses and capital expenditures are based to an extent on our growth plans and estimates of future revenue. These expenditure levels are, to a large extent, fixed in the short term. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue relative to planned expenditures could negatively impact our business and results of operations.

Due to these and other factors, period-to-period comparisons of our operating results may not be meaningful. You should not rely on our results for any one period as an indication of our future performance. In future periods, our operating results may fall below the expectations of public market analysts or investors. If this occurs, the market price of our common stock would likely decline.

Our operating results are and will continue to be highly dependent upon our relationship with EDS, and any deterioration of our relationship with EDS could adversely affect the success of our Software Business.

Our operating results are largely dependent on our relationship with EDS and will continue to be so for the foreseeable future. In 2002, we entered into a three-year, $52.0 million license and maintenance agreement with EDS. In August 2004, we entered into an amendment of our license and maintenance agreement with EDS whereby EDS agreed to extend the term of the agreement through March 2008 and committed to pay minimum additional license and maintenance fees of approximately $50.0 million over the term of the extended license. For the three and nine-month periods ended October 31, 2004, EDS accounted for 50% and 58% of our net revenue, respectively. As of October 31, 2004, EDS accounted for 49% of our accounts receivable balance. If our relationship with EDS were to deteriorate, our business and results of operations would be adversely affected. In addition, if EDS’ financial position were to deteriorate, our business and results of operations could be adversely affected.

Although we extended our license and maintenance agreement with EDS through March 2008, we cannot assure you that EDS will renew the license beyond the extended term or that if EDS does renew the license beyond the extended term, it will do so on the terms contemplated in the agreement. Whether or not EDS continues to license our software may depend, in large part, on its level of customer satisfaction. In addition, we cannot assure you that EDS will achieve the benefits they expect from the Opsware System software or that they will be able to continue to deploy our software successfully or in the time frames contemplated by the license agreement. Each of these factors may affect EDS’ willingness to renew the license. If EDS does not renew the license, our business and operating results may be adversely affected and this may negatively impact our reputation and our ability to license our Opsware System software to other customers. In addition to these risks, the occurrence of any of the adverse events discussed elsewhere in these Risk Factors could negatively impact our relationship with EDS and, consequently, our business.

The rates we charge our customers for our Opsware System software may decline over time or we may choose to amend those rates to better achieve our business objectives, which could reduce our revenue and affect our financial results.

As our business model gains acceptance and attracts the attention of competitors, we may experience pressure to decrease the fees we charge for our Opsware System software, which could adversely affect our revenue and our gross margins. If we are unable to sell our software at acceptable prices, or if we fail to offer additional products with sufficient profit margins, our revenue growth could slow, our margins may not improve and our business and financial results could suffer. In addition, we may choose to amend existing customer contracts or enter into new contracts with existing customers, to better achieve our business objectives, and any such amendments or new contracts could affect the manner in which we report our results of operations as well as the historical accounting treatment for any such contracts.

We must satisfy the criteria for revenue recognition in order to recognize the cash received from customers under our license agreements as revenue.

In order to recognize the cash received from our customers under our license agreements as revenue, we must demonstrate that the license arrangement satisfies the criteria for revenue recognition including that persuasive evidence that an arrangement exists, delivery has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable. If we are unable to satisfy the criteria for revenue recognition, our operating results may suffer or may fluctuate significantly from period to period. In addition, the timing of our recognition of revenue will depend upon the mix of revenue that is recognized under the residual method, pursuant to the American Institute of Certified Public Accountants’ Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition”, and SOP No. 98-9, “Modification of SOP 97-2 with Respect to Certain Transactions”, SOP 97-2 and SOP 98-9, under the percentage of completion or completed contract method of accounting, pursuant to SOP No. 81-1, “Accounting for Performance of Construction Type and Certain Production Type Contracts”, 81-1, under the ratable method, or in connection with multi-year licenses, as well as the timing of our establishment of vendor specific objective evidence, or VSOE, of fair value for maintenance. In addition, we may not establish VSOE of fair value for maintenance in the foreseeable future. Accordingly, if we do not establish VSOE of fair value for maintenance we will recognize license, maintenance and professional services revenue ratably over the maintenance period. To date, the vast majority of our revenue from the sale of enterprise software has been recognized ratably over the remaining maintenance period after deployment of the software and we have not established vendor specific objective evidence of fair value for maintenance.

Sales of our products to enterprises, government agencies and service providers involve lengthy sales and deployment cycles, which may cause our financial results to suffer.

We focus our sales efforts on enterprises, government agencies and service providers. Sales of our products to these entities generally involve a long sales cycle. The length of the average sales cycle could make it more difficult for us to predict revenue and plan expenditures accordingly. The sales cycle associated with the purchase of our products is subject to a number of significant risks over which we have little or no control, such as:

•	customers’ budgetary constraints and internal acceptance procedures;

•	our lack of customer references due to our limited number of customers and limited experience operating our Software Business;

•	concerns about the introduction or announcement of our or our competitors’ new products; and

•	potential downturns in the IT market and in economic conditions generally.

In addition, the time it takes to demonstrate and deploy our software with these accounts may be longer than a non-enterprise customer given the complexity of their operations, which may delay our ability to recognize revenue from sales to these accounts and may affect customer satisfaction.

As we develop our software products, we may continue to incur significant operating losses, and we may never be profitable.

We may be required to spend significant funds to continue developing our software products, and to expand research and development and sales and marketing organizations to fit the needs of our Software Business. We have incurred significant operating and net losses and negative cash flow in the past and have not achieved operating profitability. As of October 31, 2004, we had an accumulated deficit of $466.4 million. We expect to continue to experience operating losses for the foreseeable future.

To achieve operating profitability, we will need to maintain and expand the customer base for our software. However, we may not be able to increase our revenue or increase our operating efficiencies as planned. If our revenue grows more slowly than we anticipate or if our operating expenses increase by more than we expect, our cash flow and operating results will suffer. Consequently, it is possible that we will never achieve operating profitability. Even if we do achieve positive cash flow or profitability in any one quarter, we may not sustain or increase positive cash flow or profitability on a quarterly or annual basis in the future.

In addition, any decision to restructure our operations, to exit any activity or to eliminate any excess capacity could result in significant accounting charges. These restructuring charges could also result from future business combinations. Restructuring charges, individually or in aggregate, could create losses in future periods.

Our revenue and operating results will be highly dependent upon our ability to provide high levels of customer satisfaction.

Our business depends upon the level of our customers’ satisfaction with our products and services. These levels of satisfaction will depend in large part upon our ability to successfully deploy and support our products within our customers’ environments consistent with their expectations of the capabilities and benefits of our products. We provide technical support to our customers pursuant to contracts that are generally renewable annually.

Our customers’ willingness to renew their maintenance and support agreements, enter into new contracts for additional products, and act as a reference account will depend in large part on our ability to provide high levels of customer service. If we fail to provide the level of support demanded by our customers or if the capabilities of our products do not match our customers’ expectations, they may not renew their maintenance and support agreements or enter into new contracts for additional products and may not act as a reference account, each of which could have a material adverse impact on our revenue and operating results.

We may require additional capital to fund our operations or may elect to raise additional capital if the market permits.

We believe that our current cash balances, including cash and cash equivalents, and the net proceeds to us from this offering will be sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months. However, if our licensing revenue does not meet our expectations, if we encounter unforeseen expenses or if our business plan changes, we may require additional equity or debt financing. In addition, we may elect to raise additional capital if market conditions permit in order to increase our cash balance and expand our business. If we elect to raise additional capital in the future, we cannot be sure that we will be able to secure additional financing on acceptable terms, or at all. If we elect to raise additional capital through means of an equity financing, existing holders of our common stock will suffer dilution. Additionally, holders of any future debt instruments or preferred stock may have rights senior to those of the holders of our common stock. Any debt financing we raise could involve substantial restrictions on our ability to conduct our business and to take advantage of new opportunities.

We have entered into a definitive agreement to acquire Rendition Networks, Inc., and in the future, may engage in additional acquisitions or investments, which may place a strain on our resources, cause dilution to our stockholders and harm our operating results.

From time to time we may make acquisitions of or investments in other companies in an effort to increase our customer base, broaden our product offerings or expand our technology platform. For example, in February 2004, we completed our acquisition of all of the outstanding capital stock of Tangram Enterprise Solutions, Inc., a software and services provider located in North Carolina In addition, in December 2004, we entered into a definitive agreement to acquire Rendition Networks, Inc., a network device automation company located in Seattle, Washington. The closing of the acquisition is subject to customary closing conditions, including regulatory approval and the approval of Rendition’s stockholders. If we fail to evaluate and execute acquisitions, including the acquisition of Rendition, or investments successfully, they may seriously harm our business. We may not realize any benefit from any acquisitions, including the acquisition of Tangram and the pending acquisition of Rendition, if we are unable to do the following:

•	effectively market and sell the newly acquired products;

•	effectively provide services to any newly acquired customers;

•	properly evaluate the technology acquired;

•	accurately forecast the financial impact of the transaction, including but not limited to, accounting charges related to the impairment of assets acquired and transaction expenses;

•	manage the expenses of the acquired business;

•	integrate and retain personnel;

•	manage geographically dispersed operations;

•	address unforeseen liabilities or risks associated with the acquired company;

•	combine potentially different corporate cultures; and

•	effectively integrate services and products as well as technology, sales, marketing and support operations.

If we fail to do any of these, we may suffer losses, our resources may become strained and/or our management’s attention may be diverted from other important business concerns. We may lose key employees while integrating new organizations. Acquisitions could result in customer dissatisfaction, performance problems with an acquired company and its technology, contingent liabilities or possible impairment charges, any of which could harm our business. In addition, if we conduct acquisitions using convertible debt or equity securities, our existing stockholders will experience dilution in their investment.

The market for our technology and services is competitive and we may not have the resources required to compete effectively.

The market for our technology is relatively new and therefore subject to rapid and significant change. While we believe our technology is more comprehensive than and superior to that of our competitors, we cannot assure you of the success of our strategy going forward. Our competitors include large software and systems companies as well as small publicly traded and privately-held companies. Our competitors may succeed in developing technologies and products that are more effective than our software, which could render our products obsolete and noncompetitive. Some of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater brand recognition, international presence and more established relationships in the industry than we have, each of which may allow them to gain greater market share. As a result, some of our competitors may be able to develop and expand their technology offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, devote greater resources to the marketing and sale of their technology and adopt more aggressive pricing policies than we can. Some of our competitors have lower priced offerings and offer solutions that may be easier to sell and demonstrate to prospective customers. In addition, certain large competitors may be able to distribute their software products at minimal cost or free of charge to customers. Furthermore, the open source community may develop competing software products which could erode our market share and force us to lower our prices. Our competitors include large software and systems companies as well as small publicly traded and privately-held companies.

Because some of our current competitors have pre-existing relationships with our current and potential customers, we might not be able to achieve sufficient market penetration to achieve or sustain profitability. These existing relationships can also make it difficult for us to obtain additional customers due to the substantial investment that these potential customers might have already made based on our competitors’ technology. Furthermore, our competitors may be able to devote substantial resources aimed at preventing us from establishing or enhancing our customer relationships.

Our competitors and other companies may form strategic relationships with each other to compete with us. These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements, any of which may increase our competitors’ ability to address customer needs with their product offerings. Our competitors may consolidate with one another or acquire other technology providers, enabling them to more effectively compete with us. This consolidation could affect prices and other competitive factors in ways that could impede our ability to compete successfully and harm our business.

If we fail to timely complete the evaluation of our internal controls as required under Section 404 of the Sarbanes-Oxley Act, or our independent registered public accounting firm is unable to timely complete its attestation procedures for our controls, we may suffer adverse regulatory and/or capital markets consequences, which may include a decline in the market price of our common stock.

Beginning with our annual report on Form 10-K for the fiscal year ended January 31, 2005, Section 404 of the Sarbanes-Oxley Act requires an annual review and evaluation of our internal controls by our management, and an attestation of the effectiveness of these controls by our independent registered public accounting firm. We are currently documenting and testing our controls and considering whether any improvements are necessary for maintaining an effective control environment at our company. This process has caused us to incur, and we expect to continue to incur, substantial costs and continue to devote substantial efforts, which could adversely affect our results of operations. We may encounter problems or delays in completing our review and evaluation due to insufficient time and/or resources. If any deficiencies in our control environment are identified, we may not have sufficient time or resources to implement improvements to our controls or new controls to address such deficiencies. In addition, we may not complete our evaluation of our internal controls in time to permit our independent registered public accounting firm to timely complete its assessment of our internal controls and/or we may not receive a positive attestation from them. This could, in turn, impact our ability to comply with applicable SEC rules and regulations relating to the filing of our financial statements and have an adverse affect on the trading price of our stock as we cannot predict how the market or regulators will react.

Unfavorable economic conditions and reductions in information technology spending could limit our ability to grow our business.

Our business and operating results are subject to the effects of changes in general economic conditions and changes in the information technology market. In addition, fears of continued global recession, war and acts of terrorism may continue to impact global economies negatively. We believe that the current economic conditions, as well as the recent decline in worldwide economic conditions, have led to reduced IT spending. If these conditions worsen, demand for our products may be reduced.

Our management is required to make forecasts with respect to economic trends and general business conditions in order to develop budgets, plan research and development strategies and perform a wide variety of general management functions. To the extent that our forecasts are incorrect, our performance may suffer because of a failure to properly align our corporate strategy with economic conditions.

If we do not develop our direct sales organization, we will have difficulty acquiring customers.

Our products require a sophisticated sales effort targeted at a limited number of key people within our prospective customers’ organizations. Because the market for our technology and services is new, many prospective customers are unfamiliar with the products we offer. As a result, our sales effort requires highly trained sales personnel. We may need to expand our sales organization in order to increase market awareness of our products to a greater number of organizations and, in turn, to generate increased revenue. We are in the process of developing our direct sales force, and we may require additional qualified sales personnel. Competition for these individuals is intense, and we may not be able to hire the type and number of sales personnel we need. Moreover, even after we hire these individuals, they require extensive training and time to become productive. If we decide, but are unable, to expand our direct sales force and train new sales personnel as rapidly as necessary, we may not be able to increase market awareness and sales of our products, which may prevent us from growing our revenue and achieving and maintaining profitability.

Future changes in accounting standards or our interpretation of current standards, particularly changes affecting revenue recognition, could cause unexpected fluctuations in reported revenue.

Future changes in accounting standards or our interpretation of current standards, particularly those affecting revenue recognition, could require us to change our accounting policies. These changes could cause deferral of revenue recognized in current periods to subsequent periods or accelerate recognition of deferred revenue to current periods, each of which could impair our ability to meet securities analysts’ and investors’ expectations, which could cause a decline in our stock price.

If we are required by law or elect to account for stock options under our stock option plans as a compensation expense, our reported results of operations would be materially affected.

We expect that we will be required to record compensation expense in fiscal 2006 in connection with option grants in accordance with Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, SFAS 123 that have an exercise price at or below fair market value. It is possible that future laws or regulations will require us to treat all stock options as a compensation expense, or we may voluntarily elect to do so. If there is any such change in accounting regulations or if we elect to account for options in this way, this could result in our reporting increased operating expenses, which would decrease any reported net income or increase any reported net loss. Note 1 of our condensed consolidated financial statements filed with the Securities and Exchange Commission on Form 10-Q for our quarterly period ended October 31, 2004 shows the impact that such a change in accounting treatment would have had on our net loss and net loss per share if it had been in effect during the reporting periods shown and if the compensation expense were calculated as described in Note 1 of our condensed consolidated financial statements filed with the Securities and Exchange Commission on Form 10-Q for our quarterly period ended October 31, 2004.

Our operating results may suffer if we fail to achieve benefits from our strategic relationships.

We have formed in the past, and intend to continue to form in the future, strategic relationships with other technology companies in order to obtain a broader reach for our products and services. For example, we have entered into a software distribution license with Hewlett-Packard, under which Hewlett-Packard has agreed to distribute our Opsware System software and provide consulting and implementation services related to our Opsware System software. Furthermore, we have entered into a software distribution license with NEC pursuant to which NEC may use, market, sell, and support our Opsware System software in Japan. We cannot guarantee that any new customer relationships or revenue will result from these agreements. In addition, Hewlett-Packard has recently made an acquisition of a business in our market space and this may affect their willingness to distribute our products and may harm our relationship with them. In fact, we may not achieve any benefits from these relationships or similar relationships with other companies. In addition, in the event that our strategic partners, including Hewlett-Packard or NEC, experience financial difficulties, we may not be able to realize any benefits from these relationships.

If we do not develop our distribution channels, we will have to rely more heavily on our direct sales force to develop our business, which could limit our ability to increase revenue and grow our business.

Our ability to sell our products will be impaired if we fail to develop our distribution channels. In addition to our relationships with Hewlett-Packard and NEC, we intend to establish other indirect marketing channels to increase the number of customers licensing our products. Moreover, our channel partners must market our products effectively and be qualified to provide timely and cost-effective customer support and service, which requires us to provide proper training and technical support. If our channel partners do not effectively market and sell our products or choose to place greater emphasis on products of their own or those offered by our competitors, our ability to grow our business and sell our products may be negatively affected.

If we do not develop and maintain productive relationships with systems integrators, our ability to deploy our software, generate sales leads and increase our revenue sources may be limited.

We intend to develop and rely on additional relationships with a number of computing and systems integration firms to enhance our sales, support, service and marketing efforts, particularly with respect to the implementation and support of our products, as well as to help generate sales leads and assist in the sales process. Many such firms have similar, and often more established, relationships with our competitors. These systems integrators may not be able to provide the level and quality of service required to meet the needs of our customers. If we are unable to develop and maintain effective relationships with systems integrators, or if they fail to meet the needs of our customers, our business could be adversely affected.

Because our success depends on our proprietary technology, if third parties infringe our intellectual property or if we are unable to rely upon the legal protections for our technology, we may be forced to expend significant resources enforcing our rights or suffer competitive injury.

Our success depends in large part on our proprietary technology. We have a number of issued patents and pending patent applications, and we currently rely on a combination of copyright, trademark, trade secret and other laws and restrictions on disclosure to protect our intellectual property rights. These legal protections afford only limited protection, and our means of protecting our proprietary rights may not be adequate.

Our intellectual property may be subject to even greater risk in foreign jurisdictions, as the laws of many countries do not protect proprietary rights to the same extent as the laws of the United States. If we cannot adequately protect our intellectual property, our competitive position may suffer.

We may be required to spend significant resources to monitor and police our intellectual property rights. We may not be able to detect infringement and may lose our competitive position in the market before we are able to ascertain any such infringement. In addition, competitors may design around our proprietary technology or develop competing technologies. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Any such litigation could result in significant costs and diversion of resources, including the attention of senior management.

If our products infringe on the intellectual property rights of others, we could face costly litigation, which could cause us to pay substantial damages and limit our ability to use our technology or sell some or all of our products.

Other companies, including our competitors, may obtain patents or other proprietary rights that could prevent, limit or interfere with our ability to make, use or sell our products. As a result, we may be found to infringe on the proprietary rights of others. Similarly, although we believe that we are in compliance with the terms and conditions of the open source licenses that we incorporate into our technology, we could be found to be non-compliant or infringing upon the rights of others if these open source technologies prove to be proprietary. Intellectual property litigation or claims could force us to do one or more of the following:

•	engage in costly litigation and pay substantial damages to customers or third parties;

•	stop licensing technologies that incorporate the challenged intellectual property;

•	terminate existing contracts with customers or with channel partners;

•	obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all;

•	expose portions of our technology to the open source community; and

•	redesign our technology and products, if feasible.

If we are forced to take any of the foregoing actions, our business and financial condition may be seriously harmed. In addition, the occurrence of any of these conditions could have the effect of increasing our costs and reducing our revenue. Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

Our business will suffer if we do not enhance our products or introduce new products and upgrades to meet changing customer requirements.

The market for our products and services is characterized by rapid technological change, uncertain product life cycles, changes in customer demands, evolving industry standards and increased complexity and interdependence of our applications. Any delays in responding to these changes and developing and releasing enhanced or new products and upgrades could hinder our ability to retain existing and obtain new customers or otherwise remain competitive. In particular, our technology is designed to support a variety of hardware and software products that we believe to be proven and among the most widely used. We cannot be certain, however, that present and future customers will continue to use these products. Even if they do, new versions of these products are likely to be released and we will need to adapt our technology to these new versions. We must, therefore, constantly modify and enhance our technology to keep pace with changes made to our customers’ hardware and software configurations. If we fail to promptly modify or enhance our technology in response to evolving customer needs and demands, fail to introduce new products and upgrades or fail to fully develop our new product offerings, our technology may not achieve widespread acceptance and could become obsolete, which would significantly harm our business.

As we introduce new products or technologies into existing customer architectures, we may experience performance problems associated with incompatibility among different versions of hardware, software and networking products. To the extent that such problems occur, we may face adverse publicity, loss of sales, loss of customer satisfaction, and delay in market acceptance of our products or customer claims against us, any of which could harm our business.

The IT automation software market is relatively new, and our business will suffer if the market does not develop as we expect.

The market for our products and services is relatively new and may not grow or be sustainable. Potential customers may choose not to purchase automation software from a third-party provider due to concerns about security, reliability, vendor stability and viability, cost or system compatibility. It is possible that our products may never achieve broad market acceptance. We will incur operating expenses based to an extent on anticipated revenue trends that are difficult to predict given the recent emergence of the information technology automation software market. If this market does not develop, or develops more slowly than we expect, we may not achieve significant market acceptance for our software, our rate of revenue growth may be constrained and our operating results may suffer.

In addition, implementation of our products may be difficult, costly and time consuming. Customers could become dissatisfied with our products if implementation requires more time, expense or personnel than they expected. Additionally, we may be unable or choose not to bill our customers for the time and expenses incurred in connection with these implementation issues, which would adversely affect our operating results. As part of the implementation, our products must integrate with many of our customers’ existing computer systems and software programs, which can also be time consuming and expensive and could lead to customer dissatisfaction and increased expenses.

We have also joined together with a number of other technology companies in connection with the establishment of the data center mark-up language, or DCML, standard within the data center environment. We cannot assure you that the DCML standard will become widely accepted or result in any benefits to our business.

We rely on third-party software to develop and deliver our products to our customers, and the loss of access to this software could harm our business.

As part of our normal operations in connection with the development and delivery of our software, we license software from third-party commercial vendors. These products may not continue to be available on commercially reasonable terms or at all. The loss of these products could result in delays in the sale of our software until equivalent technology, if available, is identified, procured and integrated, and these delays could result in lost revenue. Further, to the extent that we incorporate these products into our software and the vendors from whom we purchase these products increase their prices, our gross margins could be negatively impacted.

Defects in our products or claims asserted against us could result in the loss of customers, a decrease in revenue, unexpected expenses, loss of competitive market share and liability claims.

Our products depend on complex software, both internally developed and licensed from third parties. Also, our customers may use our products with other companies’ products that also contain complex software. If our software does not meet performance requirements, our customer relationships will suffer. Complex software often contains errors and is susceptible to computer viruses. Any failure or poor performance of our software or the third party software with which it is integrated could result in:

•	delayed or diminished market acceptance of our software products;

•	delays in product shipments;

•	unexpected expenses and diversion of resources to identify the source of errors or to correct errors;

•	damage to our reputation; and

•	liability claims and loss of future maintenance revenue.

Although our agreements with customers contain provisions designed to limit our exposure to potential liability claims, these provisions may not be effective to the extent warranty exclusions or similar limitations of liability are unenforceable. In addition, the extent of these limitations may require negotiation. If any claim is made against us, we may be required to expend significant cash resources in defense and settlement of the claim.

If we are unable to retain our executive officers and key technical personnel, we may not be able to successfully manage our business or achieve our objectives.

Our business and operations are substantially dependent on the performance of our key employees, all of whom are employed on an at-will basis. If we lose the services of one or more of our executive officers or key technical employees, in particular, Marc L. Andreessen, our Chairman, Benjamin A. Horowitz, our President and Chief Executive Officer, or Timothy A. Howes, our Chief Technical Officer and Executive Vice President of Development, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives.

Our business will suffer if we are unable to retain our highly qualified employees.

Our future success depends on our ability to retain our highly qualified technical, sales and managerial personnel. Our failure to retain our qualified personnel could seriously disrupt our operations and increase our costs by forcing us to use more expensive outside consultants and by reducing the rate at which we can increase revenue. As our customer base and revenue grows, we may need to hire additional qualified personnel. Competition for qualified personnel can be intense, and we may not be able to attract, train, integrate or retain a sufficient number of qualified personnel if we need to do so in the future. In addition, we are dedicating significant resources in connection with our ongoing Section 404 assessment required under the Sarbanes-Oxley Act and may be required to hire additional staff members to assist in these efforts.

Important components of the compensation of our personnel are stock options and restricted stock, which typically vest over a four-year period. We may face significant challenges in retaining our employees if the value of our stock declines. To retain our employees, we expect to continue to grant new options subject to vesting schedules, which will be dilutive to the investments of our existing stockholders. Some of our employees hold options with exercise prices that are higher than the price at which our common stock is currently trading. If our stock price does not increase in the future, we may need to exchange options for new options or restricted stock, issue new options or grant additional shares of stock to motivate and retain our employees. To the extent we issue additional options or shares of restricted stock, existing stockholders will experience dilution. Furthermore, potential changes in practices regarding accounting for stock options could result in significant accounting charges, which could raise our costs and impair our ability to use stock options for compensation purposes.

Risks Relating to this Offering

Our stock price has been volatile and could decline.

The market price of our common stock has fluctuated significantly in the past, will likely continue to fluctuate in the future and may decline. The market for technology stocks has been extremely volatile and frequently reaches levels that bear no relationship to the past or present operating performance of those companies. Delays in closing sales or completing installations could result in material variations in our quarterly results and quarter-to-quarter growth in the foreseeable future. This could result in greater volatility in our stock price.

Among the factors that could affect our stock price are:

•	variations in our quarter-to-quarter operating results;

•	the loss of any of our significant customers or our failure to obtain new customers or renew existing contracts;

•	announcements by us or our competitors of significant contracts, new or enhanced products or services, acquisitions, distribution partnerships, joint ventures or capital commitments;

•	changes in our financial estimates or investment recommendations by securities analysts following our business;

•	our sale of common stock or other securities in the future;

•	changes in economic and capital market conditions for companies in our sector;

•	changes in the enterprise software markets;

•	changes in market valuations or earnings of our competitors;

•	changes in business or regulatory conditions;

•	interest rates and other factors affecting the capital markets;

•	fluctuations in the trading volume of our common stock; and

•	the occurrence of any of the adverse events discussed elsewhere in these Risk Factors.

Insiders have substantial control over us and this could delay or prevent a change in control and could negatively affect your investment.

As of November 30, 2004, our officers and directors and their affiliates beneficially own, in the aggregate, approximately 30.8% of our outstanding common stock. These stockholders are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control over us and could affect the market price of our common stock. In addition, the interests of certain large stockholders may not always coincide with our interests or the interests of other stockholders, and, accordingly, these stockholders could approve transactions or agreements that would not otherwise be approved by other stockholders generally.

Our management will have broad discretion over the use of the proceeds to us from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. We intend to use a portion of the net proceeds to us from this offering to fund the acquisition of Rendition Networks. Although we expect our management to use the remaining net proceeds from this offering for general corporate purposes, including working capital and for potential strategic investments or acquisitions, we have not allocated these net proceeds for specific purposes. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering.

The public offering price of our common stock in this offering is substantially higher than the book value per share of the outstanding common stock after this offering. Therefore, based on the public offering price of $6.40 per share, if you purchase our common stock in this offering, you will suffer immediate and substantial dilution of approximately $5.24 per share.

Substantial sales of our common stock could depress our stock price.

If our stockholders, including our officers and directors and their affiliates, sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. As of November 30, 2004, we had 85,114,307 shares of common stock outstanding. In connection with the completion of our acquisition of Tangram in February 2004, we issued approximately 1.1 million shares of our common stock and registered those shares with the Securities and Exchange Commission. Furthermore, if we consummate the pending acquisition of Rendition Networks, we will be required to issue approximately 2.68 million shares of our common stock to the stockholders of Rendition. Sales of any of these shares could depress our stock price. In addition, if certain venture capital firms that continue to hold our outstanding stock were to distribute their shares to their limited partners, the subsequent sale of shares by those limited partners could depress our stock price.

We have implemented anti-takeover provisions that could make it more difficult to acquire us.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors, even if doing so would be beneficial to our stockholders. These provisions include:

•	classifying our board of directors into three groups so that the directors in each group will serve staggered three-year terms, which would make it difficult for a potential acquirer to gain immediate control of our board of directors;

•	authorizing the issuance of shares of undesignated preferred stock without a vote of stockholders;

•	prohibiting stockholder action by written consent; and

•	limitations on stockholders’ ability to call special stockholder meetings.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of 10,000,000 shares of common stock offered by this prospectus supplement and the accompanying prospectus will be approximately $61,800,000 after deducting the estimated offering costs payable by us, including the placement agent’s fees.

We intend to use the net proceeds to us from this offering for general corporate purposes and working capital requirements. We also intend to use a portion of the net proceeds to fund investments in, or acquisitions of, complementary businesses, products or technologies.

We do not have any other agreements or commitments regarding the use of the net proceeds from this offering, including with respect to any investments or acquisitions. In addition, except for the proposed merger of Rendition Networks, we currently are not engaged in negotiations with respect to any investment or acquisition. Pending their ultimate use, we intend to use the net proceeds from this offering in short-term, interest-bearing, investment grade securities.

The amount and timing of what we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenues, cash generated by our operations and the other factors described in “Risk Factors.” Therefore, we will have broad discretion in the way we use the net proceeds to us from this offering.

DILUTION

Our net tangible book value as of October 31, 2004 was approximately $48.3 million, or $0.57 per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on November 30, 2004.

After giving effect to the sale of 10,000,000 shares of common stock offered by us in this offering at the public offering price of $6.40 per share, after deducting estimated offering costs payable by us, our net tangible book value as of October 31, 2004 would have been approximately $110.1 million, or $1.16 per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.59 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.24 per share to new investors purchasing shares in this offering. We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock. The following table illustrates the dilution in net tangible book value per share to new investors.

Public offering price per share		$6.40
Net tangible book value per share as of October 31, 2004	$0.57
Increase per share attributable to new investors	$0.59
Adjusted net tangible book value per share after this offering		$1.16
Dilution in net tangible book value per share to new investors		$5.24

The total number of shares of common stock outstanding after this offering is based on 85,114,307 shares outstanding as of November 30, 2004, and excludes, as of November 30, 2004:

•	13,171,046 shares of common stock issuable upon exercise of stock options outstanding under our stock option plans;

•	13,175,206 shares of common stock reserved for future issuance under our stock option plans; and

•	3,797,742 shares of common stock reserved for issuance under our employee stock purchase plan.

In addition, the total number of shares of common stock outstanding after this offering does not include up to approximately 2,680,000 shares of common stock that may be issued in the event we complete our acquisition of Rendition Networks, Inc. pursuant to the definitive merger agreement that we signed on December 1, 2004.

PLAN OF DISTRIBUTION

ThinkEquity Partners LLC, referred to as the placement agent, has entered into a placement agency agreement with us in which it has agreed to act as the placement agent in connection with the offering. The placement agent is using its best efforts to introduce us to institutional investors who will purchase the shares of our common stock. The placement agent has no obligation to buy any of the shares from us. The placement agent has solicited indications of interest from investors for the full amount of the offering.

All investor funds will be deposited into an escrow account set up at JPMorgan Chase Bank N.A. for the benefit of the investors. JPMorgan Chase Bank N.A., acting as escrow agent, will invest all funds it receives in a non-interest bearing account in accordance with Rule 15c2-4 under the Exchange Act. The escrow agent will not accept any investor funds until the date of this prospectus supplement. Interest, if any, collected on the funds will be returned to the investors promptly following the closing date. Before the closing date, JPMorgan Chase Bank N.A. will notify the placement agent and us that all of the funds to pay for the shares have been received. We will deposit the shares with the Depository Trust Company upon receiving notice from JPMorgan Chase Bank N.A.. At the closing, Depository Trust Company will credit the shares to the respective accounts of the investors.

If investor funds are not received for all of the shares being offered, then all investor funds that were deposited into escrow will be returned promptly to investors and the offering will terminate. We have agreed to indemnify the placement agent and certain other persons against certain liabilities under the Securities Act or 1933, as amended. The placement agent has informed us that they will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with the offering.

We have agreed to pay the placement agent a fee equal to 3.125% of the proceeds of this offering and to reimburse the placement agent for actual and reasonable expenses (including reasonable legal fees and expenses) that they incur in connection with the offering up to $25,000. The following table shows the per share and total fees we will pay to the placement agent in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus.

Per share	$0.20
Total	$2,000,000

This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement has been filed with the Securities and Exchange Commission and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Documents Incorporated by Reference” on page S-18 of this prospectus supplement.

We estimate that the total costs of this offering, which will be payable by us, excluding the placement agent’s fees, will be approximately $200,000. These costs include our legal and accounting fees, printing costs, transfer agent fees and other miscellaneous offering costs.

The transfer agent for our common stock is American Stock Transfer & Trust Company.

The shares of common stock sold in this offering will be listed on the Nasdaq National Market. Our common stock is traded on the NASDAQ National Market under the symbol “OPSW.”

LEGAL MATTERS

Certain legal matters with respect to the common stock will be passed upon for us by Fenwick & West LLP, Mountain View, California. Certain legal matters will be passed upon for the placement agent by Morrison & Foerster LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC’s EDGAR system. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus supplement). You should direct any requests for copies to: Opsware Inc., 599 N. Mathilda Avenue, Sunnyvale, California 94085, Attention: Investor Relations, Telephone: (408) 744-7300.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus supplement the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2004;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended April 30, 2004, July 31, 2004 and October 31, 2004;

•	our current reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recent Annual Report on Form 10-K;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2001 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15 of the Exchange Act until all of the securities that we may offer with this prospectus supplement are sold.

You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” above.

Information that we file later with the SEC and that is incorporated by reference into this prospectus supplement will automatically update information contained in this prospectus supplement or that was previously incorporated by reference into this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

PROSPECTUS

$150,000,000

Common Stock

This prospectus includes a general description of the common stock we may issue from time to time. We will provide specific terms for any offering of common stock in one or more supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest.

The aggregate initial offering price of the common stock sold under this prospectus will not exceed $150,000,000.

Our common stock trades on the Nasdaq National Market under the symbol “OPSW”.

Investing in our securities involves a high degree of risk. See “ Risk Factors” in the supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Using this process, we may offer from time to time shares of common stock with an aggregate value of $150.0 million. Each time we offer common stock, in addition to this prospectus we will provide you with a prospectus supplement that will contain specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference” on page 5.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell common stock in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplements, as the case may be.

Unless the context otherwise requires, the terms “we,” “our,” “us,” and “Opsware” refer to Opsware Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and other documents that we subsequently file that are incorporated by reference into this prospectus, and in the section “Risk Factors” in any supplements to this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus, any supplements to this prospectus and the documents that are incorporated by reference into this prospectus and any such prospectus supplements. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Opsware Inc.

We are a provider of data center automation software for enterprises, government agencies and service providers seeking to reduce costs and increase the quality and security of data center operations. Our software, which we refer to as the Opsware System, automates key server and software operations in large data centers, including provisioning, changing, patching, reporting, configuring, scaling, securing, recovering, auditing, and reallocating servers and business applications. The Opsware System works across geographically disparate locations and heterogeneous data center environments consisting of UNIX, Linux and Windows servers and a wide range of software infrastructure and applications. By using the Opsware System, our customers can lower their information technology, or IT, operational costs, more quickly deploy new servers and applications, speed operations to respond quickly to changing business needs, and increase the efficiency and security of their data center operations. The Opsware System enables our customers to reduce labor costs associated with operating data centers, better utilize server and software assets, achieve greater visibility into their IT environment, increase IT efficiencies and achieve higher service quality and security.

Businesses and government agencies are increasingly turning to IT automation technologies to automate operations and increase IT efficiency to provide continuous operation of their IT infrastructure and reduce operational expenses. The Opsware System is designed to effectively manage the increasing complexity of IT operations, by offering a reliable, secure, scalable and cost-effective software solution that allows our customers to focus on their core competencies and achieve greater efficiency and flexibility than they could otherwise attain in the absence of such technology. The address of our principal executive offices is 599 N. Mathilda Avenue, Sunnyvale, California 94085.

With this prospectus, we may offer shares of our common stock, par value $0.001 per share. The aggregate offering price of the common stock that we may offer with this prospectus is $150.0 million. Each time we offer common stock with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the offering.

RISK FACTORS

Prior to making an investment decision with respect to the common stock that we may offer, prospective investors should carefully consider the specific factors set forth in the section “Risk Factors” in the supplement to this prospectus, together with all of the other information appearing in this prospectus, in the prospectus supplement or in the documents incorporated by reference into this prospectus and the prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

We will use the net proceeds from the sale of the common stock that we may offer with this prospectus and any supplement to this prospectus for general corporate purposes. General corporate purposes may include capital expenditures, repayment of debt, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any supplement to this prospectus. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose.

PLAN OF DISTRIBUTION

We may sell shares of our common stock through underwriters, agents, dealers, or directly to one or more purchasers. We may distribute the common stock from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time.

The prospectus supplement for the common stock we sell will describe that offering, including:

•	the identity of any underwriters, dealers or agents who purchase common stock, as required;

•	the amount of common stock sold, the public offering price and consideration paid, and the proceeds we will receive from that sale;

•	the place and time of delivery for the common stock being sold;

•	whether or not the common stock will trade on any securities exchanges or the Nasdaq Stock Market;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	any other material terms of the distribution of the common stock.

Use of Underwriters, Agents and Dealers

We may offer the common stock to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the common stock that we will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of the common stock if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

We may authorize underwriters to solicit offers by institutions to purchase the common stock subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell common stock under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Underwriters may sell the common stock to or through dealers. Alternatively, we may sell the common stock in this offering directly to one or more dealers, who would act as a principal or principals. Dealers may then resell such common stock to the public at varying prices to be determined by the dealers at the time of the resale.

We may also sell the common stock offered with this prospectus through other agents designated by us from time to time. We will identify any agent involved in the offer or sale of the common stock who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of the common stock if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Underwriters, dealers, agents or purchasers that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the common stock may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the common stock received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the common stock in the market. All of the foregoing may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

Indemnification and Contribution

We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

LEGAL MATTERS

Certain legal matters with respect to the common stock will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements of Opsware Inc. appearing in Opsware Inc.’s Annual Report (Form 10-K) for the year ended January 31, 2004, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Opsware Inc., 599 N. Mathilda Avenue, Sunnyvale, California 94085, Attention: Investor Relations, Telephone: (408) 744-7300.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2004 filed with the SEC on April 15, 2004;

•	the current report on Form 8-K filed with the SEC on March 8, 2004 and the current report on Form 8-K furnished to the SEC on May 26, 2004;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2001 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part until all of the common stock that we may offer with this prospectus are sold.

You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.